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                                                                EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Striker Industries, Inc.:

      We consent to the incorporation by reference in the Registration Statements (No. 333-00633 on Form S-8 and 33-59595 on Form S-3) of our report dated March 22, 1996, relating to the consolidated balance sheet Striker Industries, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the period then ended, which report appears in the December 31, 1995, annual report on Form 10-K of Striker Industries, Inc.


                                            /s/ KPMG PEAT MARWICK LLP
                                            --------------------------
                                                KPMG Peat Marwick LLP

Houston, Texas
April 15, 1996